Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of February 26, 2013 (this “Security Agreement”) by and among BEAM ACQUISITION, LLC, a Nevada limited liability company (“Beam Acquisition”) and Car Charging Group, Inc., a Nevada corporation (“CCGI”), on the one hand (Beam Acquisition and CCGI, collectively, the “Pledgor”),and each of the other parties that are signatories hereto and are listed on Schedule A hereto, on the other hand (collectively, the “Secured Parties” and, individually, each a “Secured Party”).

WHEREAS, concurrently with the execution hereof, the members (the “Beam Members”) of Beam Charging LLC, a New York limited liability company (“Beam”), and CCGI have entered into an Equity Exchange Agreement (the “Exchange Agreement”), pursuant to which the Beam Members have exchanged all of their equity interests in Beam (collectively, the “Beam Interests”) with CCGI for Secured Promissory Notes in an aggregate amount of $500,000 issued by CCGI to the Beam Members and their designees (the “Notes”) and 1,265,822 shares of CCGI Common Stock;

WHEREAS, CCGI has created Pledgor as a single purpose entity to hold the equity interests in Beam in accordance with the Exchange Agreement;

WHEREAS, the Beam Members are unwilling to enter into the transactions contemplated by the Exchange Agreement unless CCGI agrees to cause Beam Acquisition to secure CCGI’s obligations under the Notes with a first priority security interest in all the Beam Interests; and

WHEREAS, in order to induce the Secured Parties to enter into the transactions contemplated by the Exchange Agreement, CCGI and Beam Acquisition have agreed to execute and deliver this Security Agreement to grant security interests in favor of the Secured Parties as herein provided.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Notes.  All terms defined in the Uniform Commercial Code of the State of New York (the “UCC”) and used herein shall have the same definitions herein as specified therein.  The term “Obligations,” as used herein, means all of the indebtedness, obligations and liabilities of CCGI and Beam Acquisition to the Secured Parties, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Notes and this Security Agreement, and any other promissory notes or other instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Security Agreement.

SECTION 2. Grant of Security Interest.  The Pledgor hereby grants, pledges and assigns to the Secured Parties, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Secured Parties the properties, assets and rights of the Pledgor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof described in Exhibit A hereto (all of the same being hereinafter called the “Collateral”).  All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Secured Parties pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer endorsed by Beam Acquisition in blank, or assignments in blank, all in form and substance satisfactory to the Secured Parties.  Upon the occurrence of an Event of Default, the Secured Parties shall have the right, at any time, in their discretion, to transfer to or to register in the name of such Secured Parties or their nominees any or all of the Collateral.  Concurrently with the execution and delivery of this Agreement, Pledgor is delivering to the Secured Parties an assignment of membership interests in blank (the “Assignment of Interest”), in the form set forth on Exhibit B hereto, for the Collateral, transferring all of the Collateral in blank, duly executed by Beam Acquisition and undated.  The Secured Parties shall have the right, at any time in their discretion while an Event of Default exists and without notice (except as may be required by applicable law) to Pledgor, to transfer to, and to designate on the Assignment of Interest, any Person to whom the Collateral is sold in accordance with the provisions hereof.  In addition, the Secured Parties shall have the right at any time to exchange the Assignment of Interest representing or evidencing the Collateral or any portion thereof for one or more additional or substitute Assignments of Interest representing or evidencing smaller or larger percentages of the Collateral represented or evidenced thereby, subject to the terms thereof.

SECTION 3. Authorization to File Financing Statements.  The Pledgor hereby irrevocably authorizes the Secured Parties at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that contain any information required by Article 9 of the applicable Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Pledgor is an organization, the type of organization and any organization identification number issued to the Pledgor.

SECTION 4. Other Actions. Further, to insure the attachment, perfection and first priority of, and the ability of any of the Secured Parties to enforce, the Secured Parties’ security interest in the Collateral, the Pledgor agrees, at the Pledgor’s own expense, to take any action reasonably requested by any of the Secured Parties to insure the attachment, perfection and first priority of, and the ability the Secured Parties to enforce, the Secured Parties’ security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, the Pledgor’s signature thereon is required therefor, (b) at the request of the Secured Parties, causing the Secured Parties’ name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Parties to enforce, the Secured Parties’ security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Parties to enforce, the Secured Parties’ security interest in such Collateral, and (d) obtaining governmental and other third party consents, waivers,  acknowledgements and approvals, including without limitation any consent of any licensor, lessor, bailee, warehouseman or other person obligated on or in possession of Collateral.

SECTION 5. Representations and Warranties Concerning Pledgor’s Legal Status.  The Pledgor represents and warrants to the Secured Parties as follows: (a) the Pledgor’s exact legal name is as indicated on the signature page hereof; (b) the Pledgor has not, nor has any business or organization to which the Pledgor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, had or used any other names (including trade names), now or at any time during the past five (5) years; (c) the Pledgor is an organization of the type and organized in the jurisdiction set forth in the preamble hereof; (d) Beam Acquisition’s organizational identification number is NV20121774418; and (e) the Pledgor’s place of business, or if ithas more than one place of business, its chief executive office, is located at1691 Michigan Avenue, Suite 601, Miami Beach, FL  33139.

SECTION 6. Covenants Concerning Pledgor’s Legal Status.  The Pledgor covenants with the Secured Parties that without the prior written consent of each of the Secured Parties, the Pledgor will not change its name, its place of business or, if more than one, chief executive office, its mailing address or organizational identification number or its type of organization, jurisdiction of organization or other legal structure.

SECTION 7. Representations and Warranties Concerning Collateral, Etc.The Pledgor further represents and warrants to the Secured Parties as follows:

(a)           Beam Acquisition is the owner of the Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Security Agreement;and

(b)           The Security Agreement is effective to create in favor of the Secured Parties a legal valid and enforceable security interest in the Collateral and the proceeds thereof.  When the financing statements described in Section 3 are filed, the security interest granted hereunder shall constitute, and will at all times constitute, a fully perfected first priority lien on, and security interest in, all rights, title and interest of the Pledgor in such Collateral and the proceeds thereof, as security for the Obligations.

SECTION 8. Covenants Concerning Collateral, Etc.The Pledgor further covenants with the Secured Parties as follows:

(a)           The Pledgor shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict or grant, create, permit or suffer to exist any lien on, any of the Collateral pledged by it hereunder or any interest therein;

(b)           The Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Parties andshall not enter into any agreement or take any action that could reasonably be expected to restrict the transferability of the Collateral or otherwise impair or conflict with the Pledgor’s Obligations or the rights of the Secured Parties hereunder;

(c)           The Pledgor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, ordinary wear and tear excepted;

(d)           The Pledgor shall not move the Collateral to any location except with prior written consent of the Secured Parties;

(e)           The Pledgor will permit the Secured Parties, or their designees, to inspect the Collateral at any reasonable time, wherever located;

(f)           The Pledgor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with the Security Agreement;and

(g)           The Pledgor will continue to operate its business in material compliance with all applicable laws.

SECTION 9. Insurance.  The Pledgor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  All such insurance shall be payable to the Secured Parties as loss payee under a “standard” loss payee clause.  The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, shall be held by the Secured Parties as cash collateral for the Obligations.  The Secured Parties may, at their sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Parties may reasonably prescribe, for direct application by the Pledgor solely to the repair or replacement of the Pledgor’s property so damaged or destroyed, or the Secured Parties may apply all or any part of such proceeds to the Obligations.

SECTION 10. Collateral Protection Expenses; Preservation of Collateral.

(a)           Expenses Incurred by Secured Parties.  In their discretion, the Secured Parties may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees.  The Pledgor agrees to reimburse the Secured Parties on demand for any and all expenditures so made.  The Secured Parties shall have no obligation to Pledgor to make any such expenditures, nor shall the making thereof relieve the Pledgor of any default hereunder.

(b)           Secured Parties’ Obligations and Duties.  Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Pledgor thereunder.  The Secured Parties shall not have any obligation or liability under any such contract or agreement by reason of or arising out of the Security Agreement or the receipt by the Secured Parties of any payment relating to any of the Collateral, nor shall the Secured Parties be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Parties in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Parties or to which the Secured Parties may be entitled at any time or times.  The Secured Parties’ sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in their possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Parties deal with similar property for their own account.

SECTION 11. Securities and Deposits.The Secured Parties may at any time following and during the continuance of an Event of Default, at their option, transfer to themselves or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations.  Whether or not any Obligations are due, the Secured Parties may, following and during the continuance of an Event of Default, demand, sue for, collect, or make any settlement or compromise which they deem desirable with respect to the Collateral.

SECTION 12. Power of Attorney.

(a)           Appointment and Powers of Secured Parties.  The Pledgor hereby irrevocably constitutes and appoints the Secured Parties and any officers or agents thereof, with full power of substitution, as their true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Pledgor or in the Secured Parties’ own names, for the purpose of carrying out the terms of the Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Security Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

(i)           upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Secured Parties were the absolute owners thereof for all purposes, and to do at the Pledgor’s expense, at any time, or from time to time, all acts and things which the Secured Parties deem necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interest therein, in order to effect the intent of the Security Agreement, all as fully and effectively as the Pledgor might do, including, without limitation, the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(ii)           to the extent that the Pledgor’s authorization given in SECTION 3 is not sufficient, to file such financing statements with respect hereto, with or without the Pledgor’s signature, or a photocopy of the Security Agreement in substitution for a financing statement, as the Secured Parties may deem appropriate and to execute in the Pledgor’s name such financing statements and amendments thereto and continuation statements which may require the Pledgor’s signature.

(b)           Ratification by Pledgor.  To the extent permitted by law, the Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(c)           No Duty on Secured Parties.  The powers conferred on the Secured Parties hereunder are solely to protect their interests in the Collateral and shall not impose any duty upon them to exercise any such powers.  The Secured Parties shall be accountable only for the amounts that they actually receive as a result of the exercise of such powers and neither they nor any of their affiliates or agents shall be responsible to the Pledgor for any act or failure to act, except for the Secured Parties’ own gross negligence or willful misconduct.

SECTION 13. Remedies. If an Event of Default shall have occurred and be continuing, the Secured Parties may, without notice to or demand upon the Pledgor, declare or deem the Security Agreement to be in default, and the Secured Parties shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Parties may, so far as the Pledgor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  The Secured Parties may in their discretion require the Pledgor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Pledgor’s principal office(s) or at such other locations as the Secured Parties may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Parties shall give to the Pledgor at least five (5) business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Pledgor hereby acknowledges that five (5) business days prior written notice of such sale or sales shall be reasonable notice.  In addition, the Pledgor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Parties’ rights hereunder, including, without limitation, their right following an Event of Default to take immediate possession of the Collateral and to exercise their rights with respect thereto.So long as an Event of Default exists, and whether or not the Secured Parties exercise any available right to declare any of the Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement or the Notes, (i) all Distributions (As defined in Exhibit A hereto) on the Collateral shall be paid directly to the Secured Parties (pro rata in accordance with the principal amount due under the Notes) for application to the Obligations pursuant to the terms hereof and the Notes, (ii) if the Secured Parties shall so request in writing, Pledgor agrees to execute and deliver to the Secured Parties appropriate distribution and other orders and documents to that end and (iii) Pledgor hereby irrevocably authorizes and directs Beam, so long as an Event of Default exists, to pay all such Distributions on the Collateral directly to the Secured Parties for application to the Obligations in the order, priority and manner set forth herein and in the Notes.  The foregoing authorization and instructions are irrevocable, may be relied upon by Beam and may not be modified in any manner other than by the Secured Parties sending to Beam a written notice terminating such authorization and direction.Pledgor hereby assigns to the Secured Parties all of Pledgor’s rights under the Relevant Documents (as defined in Exhibit A) to vote and give approvals, consents, decisions and directions and exercise any other similar rights (the "Voting Rights") with respect to any lawful limited liability company action, in respect of Beam, the Collateral and any other matter whatsoever, subject to the terms and provisions of this Agreement.  So long as an Event of Default exists hereunder or under any of the Notes, the Secured Parties shall have the right to exercise, in person or by its nominees or proxies, all Voting Rights transferred to them hereunder and the Secured Parties shall, with respect to any lawful limited liability company action, for which Voting Rights may be exercised, exercise the Voting Rights transferred to them by Pledgor in such manner as the Secured Parties in their sole discretion shall deem to be in their best interests.  Pledgor shall effect the directions of the Secured Parties in connection with any such exercise in accordance with this Agreement.

SECTION 14. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Secured Parties to exercise remedies in a commercially reasonable manner, the Pledgor acknowledges and agrees that it is not commercially unreasonable for the Secured Parties (a) to fail to incur expenses reasonably deemed significant by the Secured Parties to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account Pledgors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account Pledgors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Pledgor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Parties against risks of loss, collection or disposition of Collateral or to provide to the Secured Parties a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Parties, to obtain the services of other brokers, consultants and other professionals to assist the Secured Parties in the collection or disposition of any of the Collateral.  The Pledgor acknowledges that the purpose of this SECTION 14 is to provide non-exhaustive indications of what actions or omissions by the Secured Parties would not be commercially unreasonable in the Secured Parties’ exercise of remedies against the Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this SECTION 14.  Without limitation upon the foregoing, nothing contained in this SECTION 14 shall be construed to grant any rights to the Pledgor or to impose any duties on the Secured Parties that would not have been granted or imposed by the Security Agreement or by applicable law in the absence of this SECTION 14.

SECTION 15. No Waiver by Secured Parties, etc.  The Secured Parties shall not be deemed to have waived any of their rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Parties.  No delay or omission on the part of the Secured Parties in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.  All rights and remedies of the Secured Parties with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Parties deem expedient.

SECTION 16. Suretyship Waivers by Pledgor.The Pledgor waives demand, notice, protest, notice of acceptance of the Security Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, the Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Parties may deem advisable.  The Secured Parties shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in SECTION 10(b).  The Pledgor further waives any and all other suretyship defenses.

SECTION 17. Marshalling.  The Secured Parties shall not be required to marshal any present or future collateral security (including but not limited to the Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Parties’ rights under the Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

SECTION 18. Proceeds of Dispositions; Expenses.  The Pledgor shall pay to the Secured Parties on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Parties in protecting, preserving or enforcing the Secured Parties’ rights under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Parties may determine, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the UCC, any excess shall be returned to the Pledgor, and the Pledgor shall remain liable for any deficiency in the payment of the Obligations.

SECTION 19. Governing Law; Consent to Jurisdiction.

(a)           THE SECURITY AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

(b)           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THE SECURITY AGREEMENT OR ANY OTHER DOCUMENT RELATED TO THE OBLIGATIONS, OR ANY OBLIGATIONS HEREUNDER AND THEREUNDER, MAY BE BROUGHT IN ANY STATE COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, NASSAU COUNTY OR ANY FEDERAL COURT OF COMPETENT JURISDICTION IN THE EASTERN DISTRICT OF NEW YORK, BY EXECUTING AND DELIVERING THIS SECURITY AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(i)           ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(ii)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii)           AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN AND IN ACCORDANCE WITH THE NOTES;

(iv)           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(v)           AGREES THAT THE SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION; AND

(vi)           AGREES THAT THE PROVISIONS OF THIS SECTION 19 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK LAW OR OTHERWISE;

SECTION 20. Waiver of Jury Trial.EACH OF THE PARTIES TO THE SECURITY AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE OTHER DOCUMENTSRELATED TO THE OBLIGATIONS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE SECURITY AGREEMENT OR THE PLEDGOR/PLEDGEE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into the Security Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 20 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE SECURITY AGREEMENT OR ANY OF THE OTHER DOCUMENTS RELATED TO THE OBLIGATIONS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN MADE UNDER THE NOTES. In the event of litigation, the Security Agreement may be filed as a written consent to a trial by the court.

SECTION 21. Miscellaneous.  The headings of each section of the Security Agreement are for convenience only and shall not define or limit the provisions thereof.  The Security Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and its respective successors and assigns, and shall inure to the benefit of the Secured Parties and their successors and assigns.  If any term of the Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, andthe Security Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Pledgor acknowledges receipt of a copy of the Security Agreement.

SECTION 22. Termination of Security Interests.   At such time as all of the Obligations to all of the Secured Parties shall have been indefeasibly paid in full, the Collateral shall be released from the liens created hereby, and the Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Parties and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor.  The Pledgor agrees that if any payment made by the Pledgor and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Secured Parties to the Pledgor, its estate, trustee, receiver or any other Person under any applicable law, then to the extent of such payment or repayment, any lien securing such Obligation shall be and remain in full force and effect as fully as if such payment had never been made or, if prior thereto the lien granted hereby shall have been released or terminated by virtue of such cancellation or surrender, such lien shall be reinstated in full force and effect.

SECTION 23. Rights and Obligations of the Secured Parties Several.  The rights and obligations of the Secured Parties hereunder are several in all respects. For the avoidance of doubt, by way of example only and without limiting the foregoing, each of the Secured Parties may act alone to enforce any of the rights of the Secured Parties hereunder and all of the Secured Parties must act to duly waive any right hereunder.  No Secured Party shall have any liability to any other Secured Party for any cause of action, claim, loss or liability arising hereunder.  No Secured Party shall have any liability to the Pledgor for any cause of action, claim, loss or liability arising out of any action or omission of any other Secured Party.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

PLEDGOR:

BEAM ACQUISITION LLC

By:  ________________________
Name:
Title:

CAR CHARGING GROUP, INC.

By:  ________________________
Name:
Title:

SECURED PARTIES:

______________________________

______________________________

______________________________

______________________________

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

ARDOUR CAPITAL INVESTMENTS, LLC

By:____________________________
Name:

SCHEDULE A
Secured Parties

EXHIBIT A

COLLATERAL DESCRIPTION

“Collateral” means, collectively, all of the right, title and interest of Pledgor (whether now owned, held or hereafter acquired) in and to, and claims against, Beam Charging LLC, a New York limited liability company (“Beam”) (or any successor limited liability company or other successor entity), now or at any time or times hereafter held, including, without limitation, the following:

a)	All limited liability company membership interests in and to Beam, together with the certificates (if any) evidencing the same (the “Pledged Interests”),

b)
all rights of Pledgor under the operating agreement of Beam, limited liability company agreement of Beam or any other agreement or instrument relating to the Pledged Interests (collectively, the “Relevant Documents”);

c)	the interests of Pledgor in the capital and the profits and losses of Beam, and the right to vote, if any, on limited liability company matters,

d)	all Distributions made or to be made by Beam to Pledgor,

e)
all present and future payments, proceeds, distributions (whether in cash or in kind), instruments, compensation, property, assets, interests and rights in connection with or relating to Beam, issued, distributed or otherwise paid from time to time in respect of or in exchange therefor (including, without limitation, all proceeds of dissolution or liquidation),

f)	any and all cash flow distributed to Pledgor under the Relevant Documents, including, without limitation, the repayment of any loans made by Pledgor to Beam,

g)	all books, correspondence, credit files, records, invoices and other papers (including computerized records, software and disks) relating to any of the foregoing,

h)	all instruments, certificates or other evidence of the foregoing,

i)	all replacements and substitutions of the foregoing, and

j)	all proceeds (including claims against third parties), products and accessions of the foregoing.

As used herein “Distributions” shall meanany and all cash payments, dividends or other distributions made to Pledgor by Beam of any and every nature whatsoever (whether cash or in kind), including, without limitation, returns of invested capital, all present and future payments, proceeds, distributions, negotiable instruments, certificates, options or similar rights, compensation, cash equivalents, and any and all property or other non-cash assets which are readily convertible to cash, and any other property of whatever kind or description, whether real property or personal property, as well as any payments which constitute repayment of loans by Pledgor to Beamand any property or capital distributed in connection with the recapitalization or reclassification of capital of Beamor pursuant to the reorganization or partial or total liquidation of either thereof.